Exhibit 99.1
CLEAR CHANNEL OUTDOOR HOLDINGS, INC. REPORTS RESULTS
FOR THE FIRST QUARTER OF 2023
----------------
San Antonio, TX, May 9, 2023 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) (the “Company”) today reported financial results for the quarter ended March 31, 2023.
“Our solid first quarter consolidated results reflect continued strong execution by our team combined with healthy demand overall from advertisers, particularly for our digital assets,” said Scott Wells, Chief Executive Officer of Clear Channel Outdoor Holdings, Inc. “The trends we saw in the fourth quarter largely continued into the new year with the out-of-home industry demonstrating resilience. Advertisers are looking to tap into our growing audiences, while recognizing the benefits stemming from our industry’s embrace of digital technology.
“As we execute on our operating plan, we are also continuing to evaluate paths that we believe will enable us to enhance our balance sheet and maximize the value inherent in our business. We recently completed the divestiture of our business in Switzerland and plan to use the net proceeds to improve our liquidity position.
“Country level growth rates will vary as the year develops, but we remain optimistic about all of our business segments and expect to generate solid growth in the year ahead. Our guidance remains within the range we provided in February, with the exception of adjusting for the sale of Switzerland and reducing capital expenditures.”

Financial Highlights:
Financial highlights for the first quarter of 2023 as compared to the same period of 2022, including financial highlights excluding movements in foreign exchange rates (“FX”)1:

(In millions)	Three Months Ended March 31, 2023	% Change
Revenue:
Consolidated Revenue	$545.4	3.8%
Excluding movements in FX1	560.6	6.6%
America Revenue	236.0	(1.3)%
Airports Revenue	53.8	(3.7)%
Europe-North Revenue	128.5	5.2%
Excluding movements in FX1	140.2	14.9%
Europe-South Revenue	108.0	20.6%
Excluding movements in FX1	111.9	25.0%

Net Loss:
Consolidated Net Loss	$(35.4)	(60.5)%

Adjusted EBITDA[1]:
Adjusted EBITDA[1]	$52.5	(20.6)%
Excluding movements in FX1	51.4	(22.3)%
America Segment Adjusted EBITDA[2]	81.4	(19.0)%
Airports Segment Adjusted EBITDA[2]	6.3	(36.9)%
Europe-North Segment Adjusted EBITDA[2]	7.2	2.8%
Excluding movements in FX1	7.7	11.1%
Europe-South Segment Adjusted EBITDA[2]	(12.2)	44.0%
Excluding movements in FX1	(13.1)	40.1%
1This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
2Segment Adjusted EBITDA is a GAAP financial measure. See “Supplemental Disclosures” section herein for more information.

Guidance:
Our expectations for the second quarter of 2023 are as follows:

	Second Quarter of 2023
(in millions)	Low	High
Consolidated Revenue[1]	$635	$660
1Excludes movements in FX
We have updated our full year 2023 guidance from the guidance previously provided in our earnings release issued on February 28, 2023 to reflect the sale of our business in Switzerland and a reduction in capital expenditures. Our revised full year 2023 guidance is as follows:

	Full Year of 2023
(in millions)	Low	High
Consolidated Revenue[1]	$2,500	$2,625
Consolidated Net Loss[1]	(95)	(40)
Adjusted EBITDA[1,2]	525	585
Adjusted Funds from Operations (“AFFO”)[1,2]	65	115
Capital Expenditures	165	185
1Excludes movements in FX
2This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
Expected results and estimates may be impacted by factors outside of the Company’s control, and actual results may be materially different from this guidance. See “Cautionary Statement Concerning Forward-Looking Statements” herein.

Results:
Revenue:

(In thousands)	Three Months Ended March 31,		% Change
	2023	2022
Revenue:
America	$236,049	$239,256	(1.3)%
Airports	53,789	55,883	(3.7)%
Europe-North	128,503	122,098	5.2%
Europe-South	108,015	89,550	20.6%
Other	19,079	18,901	0.9%
Consolidated Revenue	$545,435	$525,688	3.8%

Revenue excluding movements in FX1:
America	$236,049	$239,256	(1.3)%
Airports	53,789	55,883	(3.7)%
Europe-North	140,232	122,098	14.9%
Europe-South	111,928	89,550	25.0%
Other	18,628	18,901	(1.4)%
Consolidated Revenue excluding movements in FX	$560,626	$525,688	6.6%
1This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
Revenue for the first quarter of 2023, as compared to the same period of 2022:
America: Revenue down 1.3%:
•Lower revenue from printed formats partially offset by higher digital revenue
◦Digital revenue up 3.6% to $78.0 million from $75.3 million
•National sales comprised 33.1% of America revenue, compared to 35.8% in the prior year
Airports: Revenue down 3.7%:
•Lower revenue driven by timing of campaign spending in certain airports
•Digital revenue down 3.3% to $29.6 million from $30.6 million
•National sales comprised 60.1% of Airports revenue, compared to 55.2% in the prior year
Europe-North: Revenue up 5.2%; excluding movements in FX, up 14.9%:
•Revenue up across all products and in all countries, most notably Belgium, Sweden and the U.K., driven by increased demand and new contracts
•Digital revenue up 5.9% to $65.3 million from $61.7 million; digital revenue, excluding movements in FX, up 16.1% to $71.6 million
Europe-South: Revenue up 20.6%; excluding movements in FX, up 25.0%:
•Revenue up across all products, most notably street furniture, and in all countries, with the largest increase in France, driven by increased demand related to COVID-19 recovery
•Digital revenue up 32.1% to $22.2 million from $16.8 million; digital revenue, excluding movements in FX, up 35.3% to $22.7 million
Other: Revenue up 0.9%; excluding movements in FX, down 1.4%:
•Lower revenue driven by termination of public bicycle rental program

Direct Operating and SG&A Expenses1:

(In thousands)	Three Months Ended March 31,		% Change
	2023	2022
Direct operating and SG&A expenses:
America	$154,698	$139,194	11.1%
Airports	47,525	45,953	3.4%
Europe-North	121,565	115,418	5.3%
Europe-South	120,548	111,153	8.5%
Other	18,710	18,441	1.5%
Consolidated Direct operating and SG&A expenses[2]	$463,046	$430,159	7.6%

Direct operating and SG&A expenses excluding movements in FX3:
America	$154,698	$139,194	11.1%
Airports	47,525	45,953	3.4%
Europe-North	132,731	115,418	15.0%
Europe-South	125,335	111,153	12.8%
Other	18,273	18,441	(0.9)%
Consolidated Direct operating and SG&A expenses excluding movements in FX	$478,562	$430,159	11.3%
1“Direct operating and SG&A expenses” as presented throughout this earnings release refers to the sum of direct operating expenses (excluding depreciation and amortization) and selling, general and administrative expenses (excluding depreciation and amortization).
2Includes restructuring and other costs of $0.6 million and $0.4 million during the three months ended March 31, 2023 and 2022, respectively.
3This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
Direct operating and SG&A expenses for the first quarter of 2023, as compared to the same period of 2022:
America: Direct operating and SG&A expenses up 11.1%:
•Site lease expense up 13.3% to $83.0 million from $73.3 million driven by new and amended contracts and lower rent abatements
•Higher credit loss expense driven by specific reserves for certain customers
•Higher compensation costs driven by increased headcount
Airports: Direct operating and SG&A expenses up 3.4%:
•Site lease expense up 4.7% to $36.3 million from $34.6 million
Europe-North: Direct operating and SG&A expenses up 5.3%; excluding movements in FX, up 15.0%:
•Site lease expense up 3.7% to $56.7 million from $54.7 million; site lease expense, excluding movements in FX, up 13.6% to $62.1 million mainly driven by higher revenue and new contracts
•Higher maintenance, production and installation costs driven by higher prices and increased sales activity
•Higher compensation costs driven by higher sales commissions and pay increases
Europe-South: Direct operating and SG&A expenses up 8.5%; excluding movements in FX, up 12.8%:
•Site lease expense up 9.1% to $56.0 million from $51.3 million; site lease expense, excluding movements in FX, up 13.2% to $58.1 million mainly driven by new contracts and higher revenue
•Higher production, installation and maintenance costs
•Higher marketing and information technology costs
Other: Direct operating and SG&A expenses up 1.5%; excluding movements in FX, down 0.9%:
•Lower expenses related to termination of public bicycle rental program offset by higher compensation costs

Corporate Expenses:

(In thousands)	Three Months Ended March 31,		% Change
	2023	2022
Corporate expenses[1]	$34,541	$43,645	(20.9)%
Corporate expenses excluding movements in FX2	35,352	43,645	(19.0)%
1Includes restructuring and other costs (reversals) of $(0.1) million and $9.1 million during the three months ended March 31, 2023 and 2022, respectively.
2This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
Corporate expenses for the first quarter of 2023, as compared to the same period of 2022, down 20.9%; excluding movements in FX, down 19.0%:
•Lower restructuring and other costs driven by estimated legal liabilities recorded in the first quarter of 2022
Net Loss:

(In thousands)	Three Months Ended March 31,		% Change
	2023	2022
Consolidated net loss	$(35,422)	$(89,729)	(60.5)%
Adjusted EBITDA1:

(In thousands)	Three Months Ended March 31,		% Change
	2023	2022
Segment Adjusted EBITDA[2]:
America	$81,365	$100,406	(19.0)%
Airports	6,264	9,930	(36.9)%
Europe-North	7,172	6,974	2.8%
Europe-South	(12,220)	(21,807)	44.0%
Other	369	460	(19.8)%
Total Segment Adjusted EBITDA	82,950	95,963	(13.6)%
Adjusted Corporate expenses[1]	(30,472)	(29,861)	2.0%
Adjusted EBITDA[1]	$52,478	$66,102	(20.6)%

Segment Adjusted EBITDA excluding movements in FX1:
America	$81,365	$100,406	(19.0)%
Airports	6,264	9,930	(36.9)%
Europe-North	7,746	6,974	11.1%
Europe-South	(13,066)	(21,807)	40.1%
Other	355	460	(22.8)%
Total Segment Adjusted EBITDA	82,664	95,963	(13.9)%
Adjusted Corporate expenses excluding movements in FX1	(31,283)	(29,861)	4.8%
Adjusted EBITDA excluding movements in FX1	$51,381	$66,102	(22.3)%
1This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
2Segment Adjusted EBITDA is a GAAP financial measure. See “Supplemental Disclosures” section herein for more information.

AFFO1:

(In thousands)	Three Months Ended March 31,
2023
AFFO[1]	$(56,825)
AFFO excluding movements in FX1	(58,182)
1This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
Capital Expenditures:

(In thousands)	Three Months Ended March 31,		% Change
	2023	2022
Capital expenditures:
America	$16,808	$14,800	13.6%
Airports	4,751	3,012	57.7%
Europe-North	7,066	6,450	9.6%
Europe-South	5,051	8,623	(41.4)%
Other	1,921	1,003	91.5%
Corporate	2,830	1,921	47.3%
Consolidated capital expenditures	$38,427	$35,809	7.3%
Digital Displays:

	Number of digital displays added (removed), net, in first quarter	Approximate number of digital displays as of March 31, 2023
Digital displays:
America[1]	70	2,300
Airports	(8)	2,500
Europe-North	555	14,300
Europe-South[2]	(723)	5,200
Other	4	1,100
Total digital displays	(102)	25,400
1Includes deployment of 30 large format digital billboards in the first quarter for a total of more than 1,700 digital billboard displays as of March 31, 2023.
2The decrease in Europe-South digital displays was largely driven by the sale of our business in Switzerland.
Clear Channel International B.V.
Clear Channel International B.V. (“CCIBV”), an indirect wholly-owned subsidiary of the Company and the issuer of our 6.625% Senior Secured Notes due 2025 (the “CCIBV Senior Secured Notes”), includes the operations of our Europe-North and Europe-South segments, as well as Singapore, which, following the changes to our reporting segments in the fourth quarter of 2022, is included in “Other.” The financial results of Singapore are immaterial to the results of CCIBV.
CCIBV results for the first quarter of 2023 as compared to the same period of 2022 are as follows:
•CCIBV revenue increased 11.7% to $242.4 million from $217.1 million. Excluding movements in FX, CCIBV revenue increased 18.8%, driven by increased demand and, to a lesser extent, new contracts. Singapore represented less than 3% of CCIBV revenue for the three months ended March 31, 2023.
•CCIBV operating income was $65.7 million compared to operating loss of $47.6 million in the same period of 2022, with the change primarily driven by a $96.4 million gain on the sale of our business in Switzerland.

Liquidity and Financial Position:
Cash and Cash Equivalents:
As of March 31, 2023, we had $340.0 million of cash on our balance sheet, including $185.7 million of cash held outside the U.S.

(In thousands)	Three months ended March 31,
2023
Net cash provided by operating activities	$10,908
Net cash provided by investing activities[1]	49,101
Net cash used for financing activities	(8,712)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,079
Net increase in cash, cash equivalents and restricted cash	$52,376

Cash paid for interest	$72,320
Cash paid for income taxes, net of refunds	$2,122
1Includes gross proceeds of $94.2 million from the sale of our business in Switzerland.
Debt:
During the three months ended March 31, 2023, we made a principal payment on our Term Loan Facility of $5.0 million and will make additional principal payments on this debt totaling $15.0 million during the remainder of the year. We will also make approximately $4.1 million of principal payments on the state-guaranteed loan held by one of our non-guarantor European subsidiaries during the second half of the year. Our next material debt maturity is in 2025 when the $375.0 million aggregate principal amount of the CCIBV Senior Secured Notes is due. However, at our option, we may redeem or repay a portion of our outstanding debt prior to maturity in accordance with the terms of our debt agreements.
We anticipate having cash interest payment obligations of $341.8 million during the remainder of 2023 and $396.8 million in 2024, assuming that we do not refinance or incur additional debt.
Please refer to Table 3 in this earnings release for additional detail regarding our outstanding debt balance.

TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and its Subsidiaries:

(In thousands)	Three Months Ended March 31,
	2023	2022
Revenue	$545,435	$525,688
Operating expenses:
Direct operating expenses[1]	344,850	321,202
Selling, general and administrative expenses[1]	118,196	108,957
Corporate expenses[1]	34,541	43,645
Depreciation and amortization	72,963	60,407
Other operating income, net[2]	(91,276)	(4,911)
Operating income (loss)	66,161	(3,612)
Interest expense, net	(102,753)	(82,798)
Other income (expense), net	9,004	(5,999)
Loss before income taxes	(27,588)	(92,409)
Income tax benefit (expense)	(7,834)	2,680
Consolidated net loss	(35,422)	(89,729)
Less amount attributable to noncontrolling interest	(510)	139
Net loss attributable to the Company	$(34,912)	$(89,868)
1Excludes depreciation and amortization.
2Other operating income, net, for the three months ended March 31, 2023 includes a gain of $96.4 million from the sale of our business in Switzerland.
Weighted Average Shares Outstanding

(In thousands)	Three Months Ended March 31,
	2023	2022
Weighted average common shares outstanding – basic and diluted	478,501	470,568
TABLE 2 - Selected Balance Sheet Information:

(In thousands)	March 31, 2023	December 31, 2022
Cash and cash equivalents	$339,976	$286,781
Total current assets	968,839	1,120,916
Net property, plant and equipment	769,703	787,548
Total assets	4,948,923	5,086,011
Current liabilities (excluding current portion of long-term debt)	990,134	1,096,322
Long-term debt (including current portion of long-term debt)	5,591,942	5,594,017
Stockholders’ deficit	(3,333,857)	(3,262,806)

TABLE 3 - Total Debt:

(In thousands)	March 31, 2023	December 31, 2022
Debt:
Term Loan Facility Due 2026[1]	$1,930,000	$1,935,000
Revolving Credit Facility Due 2024[2]	—	—
Receivables-Based Credit Facility Due 2024[3]	—	—
Clear Channel Outdoor Holdings 5.125% Senior Secured Notes Due 2027	1,250,000	1,250,000
Clear Channel Outdoor Holdings 7.75% Senior Notes Due 2028	1,000,000	1,000,000
Clear Channel Outdoor Holdings 7.5% Senior Notes Due 2029	1,050,000	1,050,000
Clear Channel International B.V. 6.625% Senior Secured Notes Due 2025	375,000	375,000
Other debt[4]	36,844	36,798
Original issue discount	(5,242)	(5,596)
Long-term debt fees	(44,660)	(47,185)
Total debt[5]	5,591,942	5,594,017
Less: Cash and cash equivalents[6]	(339,976)	(287,350)
Net debt	$5,251,966	$5,306,667
1The term loans under the Term Loan Facility amortize in equal quarterly installments in an aggregate annual amount equal to 1.00% of the original principal amount of such term loans, with the balance being payable on August 23, 2026.
2As of March 31, 2023, we had $43.2 million of letters of credit outstanding and $131.8 million of excess availability under the Revolving Credit Facility.
3As of March 31, 2023, we had $43.1 million of letters of credit outstanding and $73.5 million of excess availability under the Receivables-Based Credit Facility.
4Other debt includes finance leases and a state-guaranteed loan of €30.0 million, or $32.5 million at current exchange rates.
5The current portion of total debt was $27.0 million and $25.2 million as of March 31, 2023 and December 31, 2022, respectively.
6Balance as of December 31, 2022 includes cash and cash equivalents of our business in Switzerland, which was held for sale at that time and was sold on March 31, 2023.
Update Regarding Review of Strategic Alternatives for European Businesses:
As previously disclosed, our Board of Directors has authorized a review of strategic alternatives for our European businesses, including the potential disposal of certain of our lower-margin European assets (and/or other European assets of lower priority to our European business as a whole), while retaining, for now, our higher-margin European assets.
In December 2022, we announced an agreement to sell our business in Switzerland to Goldbach Group AG, an affiliate of TX Group AG. The sale was completed on March 31, 2023 for gross proceeds of $94.2 million. We intend to use the net proceeds, after payment of transaction-related fees and expenses, to improve our liquidity position and increase financial flexibility in our Europe businesses, as permitted under our debt agreements.
Our reviews of our other European businesses remain ongoing. However, there can be no assurance that these reviews will result in any additional transactions or particular outcomes. We have not set a timetable for completion of these reviews, may suspend the processes at any time and do not intend to make further announcements regarding these processes unless and until our Board approves a specific course of action for which further disclosure is appropriate.
Supplemental Disclosures:
Reportable Segments and Segment Adjusted EBITDA
The Company has four reportable segments, which it believes best reflect how the Company is currently managed: America, which consists of the Company’s U.S. operations excluding airports; Airports, which includes revenue from U.S. and Caribbean airports; Europe-North, which consists of operations in the U.K., the Nordics and several other countries throughout northern and central Europe; and Europe-South, which consists of operations in France, Switzerland (prior to its sale on March 31, 2023), Spain and Italy. The Company’s remaining operations in Latin America and Singapore are disclosed as “Other.”

Segment Adjusted EBITDA is the profitability metric reported to the Company's chief operating decision maker for purposes of making decisions about allocation of resources to, and assessing performance of, each reportable segment. Segment Adjusted EBITDA is a GAAP financial measure that is calculated as Revenue less Direct operating expenses and SG&A expenses, excluding restructuring and other costs. Restructuring and other costs include costs associated with cost savings initiatives such as severance, consulting and termination costs and other special costs.
Non-GAAP Financial Information
This earnings release includes information that does not conform to U.S. generally accepted accounting principles (“GAAP”), including Adjusted EBITDA, Adjusted Corporate expenses, Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”). The Company presents this information because the Company believes these non-GAAP measures help investors better understand the Company’s operating performance as compared to other out-of-home advertisers, and these metrics are widely used by such companies in practice. Please refer to the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures below.
The Company defines, and uses, these non-GAAP financial measures as follows:
•Adjusted EBITDA is defined as consolidated net income (loss), plus: income tax expense (benefit); all non-operating expenses (income), including other expense (income) and interest expense, net; other operating expense (income), net; depreciation, amortization and impairment charges; share-based compensation expense included within corporate expenses; and restructuring and other costs included within operating expenses. Restructuring and other costs include costs associated with cost savings initiatives such as severance, consulting and termination costs and other special costs.
The Company uses Adjusted EBITDA as one of the primary measures for the planning and forecasting of future periods, as well as for measuring performance for compensation of Company executives and other members of Company management. The Company believes Adjusted EBITDA is useful for investors because it allows investors to view performance in a manner similar to the method used by Company management and helps improve investors' ability to understand the Company’s operating performance, making it easier to compare the Company's results with other companies that have different capital structures or tax rates. In addition, the Company believes Adjusted EBITDA is among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.
•As part of the calculation of Adjusted EBITDA, the Company also presents the non-GAAP financial measure of “Adjusted Corporate expenses,” which the Company defines as corporate expenses excluding share-based compensation expense and restructuring and other costs.
•The Company uses the National Association of Real Estate Investment Trusts (“Nareit”) definition of FFO, which is consolidated net income (loss) before: depreciation, amortization and impairment of real estate; gains or losses from the disposal of real estate; and adjustments to eliminate unconsolidated affiliates and noncontrolling interest. The Company defines AFFO as FFO before: maintenance capital expenditures; straight-line rent effects; depreciation, amortization and impairment of non-real estate; amortization of deferred financing costs and discounts; share-based compensation expense; deferred taxes; restructuring and other costs; transaction costs; foreign exchange transaction gain or loss; non-service related pension costs or benefits; and other items, including adjustment for unconsolidated affiliates and noncontrolling interest and nonrecurring infrequent or unusual gains or losses.
The Company is not a Real Estate Investment Trust (“REIT”). However, the Company competes directly with REITs that present the non-GAAP measures of FFO and AFFO and, accordingly, believes that presenting such measures will be helpful to investors in evaluating the Company’s operations with the same terms used by the Company’s direct competitors. The Company calculates FFO in accordance with the definition adopted by Nareit. Nareit does not restrict presentation of non-GAAP measures traditionally presented by REITs by entities that are not REITs. In addition, the Company believes FFO and AFFO are already among the primary measures used externally by the Company’s investors, analysts and competitors in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. The Company does not use, and you should not use, FFO and AFFO as an indication of the Company’s ability to fund its cash needs or pay dividends or make other distributions. Because the Company is not a REIT, the Company does not have an obligation to pay dividends or make distributions to stockholders and does not intend to pay dividends for the foreseeable future. Moreover, the presentation of these measures should not be construed as an indication that the Company is currently in a position to convert into a REIT.

A significant portion of the Company's advertising operations is conducted in foreign markets, principally Europe, and Company management reviews the results from its foreign operations on a constant dollar basis. The Company presents the GAAP measures of revenue, direct operating and SG&A expenses, corporate expenses and Segment Adjusted EBITDA, as well as the non-GAAP financial measures of Adjusted EBITDA, Adjusted Corporate expenses, FFO and AFFO, excluding movements in foreign exchange rates because Company management believes that viewing certain financial results without the impact of fluctuations in foreign currency rates facilitates period-to-period comparisons of business performance and provides useful information to investors. These measures, which exclude the effects of foreign exchange rates, are calculated by converting the current period's amounts in local currency to U.S. dollars using average monthly foreign exchange rates for the same period of the prior year.
Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance or, in the case of Adjusted EBITDA, FFO and AFFO, the Company’s ability to fund its cash needs. In addition, these measures may not be comparable to similar measures provided by other companies. See reconciliations of consolidated net loss to Adjusted EBITDA, corporate expenses to Adjusted Corporate expenses and consolidated net loss to FFO and AFFO in the tables set forth below. This data should be read in conjunction with the Company’s most recent Annual Report on Form 10-K, Form 10-Qs and Form 8-Ks, which are available on the Investor Relations page of the Company’s website at investor.clearchannel.com.
Reconciliation of Consolidated Net Loss to Adjusted EBITDA

	Three Months Ended March 31,
(in thousands)	2023	2022
Consolidated net loss	$(35,422)	$(89,729)
Adjustments:
Income tax expense (benefit)	7,834	(2,680)
Other expense (income), net	(9,004)	5,999
Interest expense, net	102,753	82,798
Other operating income, net	(91,276)	(4,911)
Depreciation & amortization	72,963	60,407
Share-based compensation	4,124	4,714
Restructuring and other costs	506	9,504
Adjusted EBITDA	$52,478	$66,102
Reconciliation of Corporate Expenses to Adjusted Corporate Expenses

	Three Months Ended March 31,
(in thousands)	2023	2022
Corporate expenses	$(34,541)	$(43,645)
Share-based compensation	4,124	4,714
Restructuring and other costs	(55)	9,070
Adjusted Corporate expenses	$(30,472)	$(29,861)

Reconciliation of Consolidated Net Loss to FFO and AFFO

Three Months Ended March 31,
(in thousands)	2023
Consolidated net loss	$(35,422)
Depreciation and amortization of real estate	64,754
Net gain on disposal of real estate (excludes condemnation proceeds)[1]	(94,231)
Adjustment for unconsolidated affiliates and non-controlling interest	129
Funds From Operations (FFO)	$(64,770)
Capital expenditures–maintenance	(10,357)
Straight-line rent effect	1,335
Depreciation and amortization of non-real estate	8,209
Amortization of deferred financing costs and discounts	2,887
Share-based compensation	4,124
Deferred taxes	5,412
Restructuring and other costs	506
Transaction costs	4,288
Foreign exchange transaction gain	(9,137)
Other items	678
Adjusted Funds From Operations (AFFO)	$(56,825)
1Includes a gain of $96.4 million from the sale of our business in Switzerland.
Reconciliation of Consolidated Net Loss Guidance1 to Adjusted EBITDA Guidance1

	Full Year of 2023
(in millions)	Low	High
Consolidated net loss	$(95)	$(40)
Adjustments:
Income tax expense	6	6
Other income, net	(11)	(13)
Interest expense, net	418	425
Other operating income, net	(92)	(92)
Depreciation & amortization	270	270
Share-based compensation	19	19
Restructuring and other costs	10	10
Adjusted EBITDA	$525	$585
1Guidance excludes movements in FX

Reconciliation of Consolidated Net Loss Guidance1 to FFO and AFFO Guidance1

	Full Year of 2023
(in millions)	Low	High
Consolidated net loss	$(95)	$(40)
Depreciation and amortization of real estate	236	236
Net gain on disposal of real estate (excludes condemnation proceeds)[2]	(98)	(98)
Adjustment for unconsolidated affiliates and non-controlling interest	(3)	(3)
Funds From Operations (FFO)	$40	$95
Capital expenditures–maintenance	(50)	(53)
Straight-line rent effect	7	7
Depreciation and amortization of non-real estate	34	34
Amortization of deferred financing costs and discounts	12	12
Share-based compensation	19	19
Deferred taxes	(8)	(8)
Restructuring and other costs	10	10
Foreign exchange transaction gain	(11)	(13)
Other items	12	12
Adjusted Funds From Operations (AFFO)	$65	$115
1Guidance excludes movements in FX.
2Includes a gain of $96.4 million from the sale of our business in Switzerland.
Conference Call
The Company will host a conference call to discuss these results on May 9, 2023 at 8:30 a.m. Eastern Time. The conference call number is 1-833-470-1428 (U.S. callers) and 1-929-526-1599 (international callers), and the access code for both is 585800. A live audio webcast of the conference call will be available on the “Events and Presentations” section of the Company’s investor website (investor.clearchannel.com). Approximately two hours after the live conference call, a replay of the webcast will be available for a period of 30 days on the “Events and Presentations” section of the Company’s investor website.
About Clear Channel Outdoor Holdings, Inc.
Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) is at the forefront of driving innovation in the out-of-home advertising industry. Our dynamic advertising platform is broadening the pool of advertisers using our medium through the expansion of digital billboards and displays and the integration of data analytics and programmatic capabilities that deliver measurable campaigns that are simpler to buy. By leveraging the scale, reach and flexibility of our diverse portfolio of assets, we connect advertisers with millions of consumers every month across more than 500,000 print and digital displays in 22 countries.
For further information, please contact:
Investors:
Eileen McLaughlin
Vice President - Investor Relations
(646) 355-2399
InvestorRelations@clearchannel.com

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this earnings release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. and its subsidiaries (the “Company”) to be materially different from any future results, performance, achievements, guidance, goals and/or targets expressed or implied by such forward-looking statements. The words “guidance,” “believe,” “expect,” “anticipate,” “estimate,” “forecast,” “goals,” “targets” and similar words and expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about our guidance, outlook, long-term forecast, goals or targets; our business plans and strategies; our expectations about certain markets and strategic review processes; and our liquidity, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict.
Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this earnings release include, but are not limited to: continued economic uncertainty, an economic slowdown or a recession; financial and industry conditions such as volatility in the U.S. and global banking market; the continued impact of the COVID-19 pandemic; our ability to service our debt obligations and to fund our operations, business strategy and capital expenditures; the impact of our substantial indebtedness, including the effect of our leverage on our financial position and earnings; the difficulty, cost and time required to implement our strategy, and the fact that we may not realize the anticipated benefits therefrom; our ability to obtain and renew key contracts with municipalities, transit authorities and private landlords; competition; technological changes and innovations; regulations and consumer concerns regarding privacy and data protection; a breach of our information security measures; legislative or regulatory requirements; restrictions on out-of-home advertising of certain products; environmental, health, safety and land use laws and regulations, as well as various actual and proposed environmental, social and governance policies and regulations; the impact of the strategic review processes of our European businesses, including possible sales; the impact of future dispositions, acquisitions and other strategic transactions; third-party claims of intellectual property infringement, misappropriation or other violation against us or our suppliers; the risk that indemnities from iHeartMedia, Inc. will not be sufficient to insure us against the full amount of certain liabilities; risks of doing business in foreign countries; fluctuations in exchange rates and currency values; volatility of our stock price; the impacts on our stock price as a result of future sales of common stock, or the perception thereof, and dilution resulting from additional capital raised through the sale of common stock or other equity-linked instruments; the effect of analyst or credit ratings downgrades; our ability to continue to comply with the applicable listing standards of the New York Stock Exchange; the restrictions contained in the agreements governing our indebtedness limiting our flexibility in operating our business; our dependence on our management team and other key individuals; continued scrutiny and changing expectations from investors, lenders, customers, government regulators and other stakeholders; and certain other factors set forth in our other filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this earnings release. Other key risks are described in the section entitled "Item 1A. Risk Factors" of the Company’s reports filed with the SEC, including the Company's Annual Report on Form 10-K for the year ended December 31, 2022. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.